Exhibit 99.2
AGREEMENT
This agreement (the “Agreement”) entered into between the Office of the Ohio Attorney General and the Office of the Summit County Prosecutor (jointly, the “State of Ohio”), and FirstEnergy Corp.1 (“FirstEnergy” or the “Company”) (together with the State of Ohio, the “Parties”) on the grounds, and for the reasons, stated herein.
Recitals
1.The State of Ohio has conducted a thorough investigation of the facts and circumstances relating to certain payments made by former executives of FirstEnergy to entities controlled by former Ohio Speaker of the House, Larry Householder, and to former Chairman of the Public Utilities Commission of Ohio, Samuel Randazzo. Based on that investigation, and in consideration of the substantial cooperation provided by FirstEnergy, FirstEnergy’s timely remediation and ongoing investments in its compliance program, and the commitments made by FirstEnergy set forth in this Agreement, the State of Ohio has determined that it will not criminally prosecute the Company in connection with any of the conduct set forth in the Statement of Facts appended to FirstEnergy’s Deferred Prosecution Agreement (the “DPA”) with the United States Attorney’s Office for the Southern District of Ohio, U.S. v. FirstEnergy Corp., No. 1:21-cr-00086-TSB (S.D. Ohio) (hereafter, the “Statement of Facts”).
2.At the request of FirstEnergy, which seeks to resolve all matters involving the State of Ohio, and in consideration of the terms and obligations set forth in this Agreement, the Office of the Ohio Attorney General will voluntarily dismiss with prejudice all claims against FirstEnergy in the litigation captioned, State of Ohio Ex Rel Dave Yost v. FirstEnergy Corp. et al., No. 20-cv-6281 (Ohio Court of Common Pleas, Franklin County) (the “Lawsuit”). Nothing in this Agreement shall affect the outstanding claims against the remaining defendants named in the Lawsuit.
3.In consideration of these obligations and promises by the State of Ohio, FirstEnergy agrees to the terms and obligations specified below.
4.The Parties are entering this Agreement based in part on:
a)FirstEnergy’s full cooperation with the State of Ohio throughout the State of Ohio’s investigation, including by (i) producing documents and information that furthered the State of Ohio’s investigation, and (ii) making current employees available for interviews in person and otherwise.
b)FirstEnergy’s provision of information reflecting timely and significant remedial changes to, and ongoing investments in, its ethics and compliance programs. Such
1 For purposes of this Agreement and the avoidance of any doubt, FirstEnergy Corp. includes FirstEnergy Corp.; FirstEnergy Service Company; FirstEnergy Political Action Committee; FirstEnergy PAC FSL; Cleveland Electric Illuminating Company; Toledo Edison; and Ohio Edison. It does not include FirstEnergy Solutions Corp., Energy Harbor Corp. or any of the other of the named parties in the Lawsuit.

changes include, among others: (1) creating an Office of Ethics and Compliance and appointing a Chief Ethics and Compliance Officer to the Executive Council; (2) staffing the Office of Ethics and Compliance with dedicated trained professionals responsible for overseeing the compliance program, investigating all reported allegations of potential misconduct, and identifying opportunities for improvement in the program; (3) integrating compliance formally as a core company value and creating resources for executives and managers to effectively promote FirstEnergy’s commitment to ethics and compliance; (4) enhancing the scope and nature of compliance-related information regularly reported to the Audit Committee and Board of Directors; (5) creating and enhancing policies and procedures designed to prevent violations of U.S. and Ohio laws and regulations, including by ensuring that such policies and procedures are visible, accessible, and clear in their presentation; (6) implementing and employing technological solutions to bolster monitoring and oversight of employee and third party activity, including with automatic verification procedures for processing payments; (7) publicizing and training employees on using FirstEnergy’s Employee Help Line and other concern reporting channels; (8) creating Company-wide campaigns to support a “speak up” culture that encourages employees and business collaborators to report any concerns about potential violations of FirstEnergy’s policies and procedures and/or U.S. and Ohio laws and regulations; (9) training and educating FirstEnergy managers and employees on compliance with FirstEnergy’s policies and procedures, including with respect to external expenditures and third party engagements; (10) engaging external trained compliance advisors to review and approve third party consulting contracts to verify the purpose of the engagement and compliance with U.S. and Ohio laws and regulations; (11) enhancing formal disciplinary procedures to ensure consistent and fair treatment of employees; (12) implementing procedures for risk-based diligence of third party relationships prior to onboarding and periodically throughout such relationships; and (13) developing schedules for periodic certifications by consultants and lobbyists that they are in compliance with applicable laws, regulations and ethical rules, and FirstEnergy’s policies.
c)FirstEnergy’s commitment to continued cooperation with regard to any investigation or prosecution by the State of Ohio related to the conduct set forth in the Statement of Facts.
5.This Agreement is not intended to, and does not, encompass any current investigation, litigation, or prosecution by the State of Ohio or any other Ohio local or state prosecutorial agency of any of the former employees or executives of FirstEnergy whose conduct is described in the Statement of Facts.
Terms and Obligations
I.FirstEnergy’s Monetary Obligations
6.Within five business days after signing this Agreement, FirstEnergy will pay a settlement amount of $19.5 million to the Office of the Ohio Attorney General to be used for purposes the Office of the Ohio Attorney General deems proper, which may include, without limitation, a charitable law fund established under O.R.C. § 109.32 to be distributed to a non-energy charitable organization to be determined by the Office of the Ohio Attorney General, and the reimbursement of the time and expenses of the Summit County Prosecutor, the Delaware

County Prosecutor’s Office, and the Ohio Organized Crime Investigations Commission in conducting their investigation. In addition, as set forth in Section III below, FirstEnergy shall set aside $500,000 to fund remediation commitments, for a total amount of $20 million (the “Settlement Amount”).
II.FirstEnergy’s Cooperation Commitments
7.FirstEnergy’s cooperation obligations under this Agreement shall have a term of two years from the date on which the Agreement is executed, or until any current investigation, litigation, or prosecution by the State of Ohio related to the conduct set forth in the Statement of Facts has concluded, whichever is later (the “Cooperation Term”). Nothing in this Agreement shall be construed to limit the ability of the State of Ohio to enforce the obligations that FirstEnergy has under this Agreement.
8.During the Cooperation Term, FirstEnergy shall cooperate with the State of Ohio in any and all matters relating to the conduct described in the Statement of Facts currently under investigation, litigation, or prosecution by the State of Ohio. FirstEnergy’s cooperation, as described in this Agreement, shall be subject to applicable laws and regulations, including any ongoing obligations to other federal or state law enforcement or regulatory entities. In connection with its obligations under this Agreement, FirstEnergy shall not be required to waive any valid claims of attorney-client privilege, attorney work product doctrine, or any other applicable privilege; however, the State of Ohio retains the ability to challenge FirstEnergy’s claims of attorney-client privilege, attorney work product doctrine, and any other applicable privilege, as appropriate. FirstEnergy agrees that its cooperation shall include, but not be limited to, the following:
a)Completely, truthfully and in a timely manner disclose all factual information not protected by any applicable privilege or work product protection with respect to its activities, those of its subsidiaries and affiliates, and those of its present and former directors, officers, employees, agents, and consultants, related to the conduct described in the Statement of Facts. This obligation of complete and truthful disclosure includes, but is not limited to, the obligation of FirstEnergy to promptly provide to the State of Ohio, upon request, any and all non-privileged documents, records, information, or other tangible evidence, in the possession, custody, or control of FirstEnergy or its subsidiaries related to the conduct described in the Statement of Facts;
b)Upon request by the State of Ohio, provide a privilege log for those documents, records, information, or other tangible evidence requested but withheld under a claim of any applicable privilege or work product protection;
c)Upon request by the State of Ohio, designate knowledgeable current employees, agents, or attorneys to provide to the State of Ohio the information and materials described above on behalf of FirstEnergy; and
d)Upon learning of any evidence or substantiated allegation of a violation of Ohio law related to the conduct described in the Statement of Facts, report such evidence or substantiated allegation to the State of Ohio.

III.FirstEnergy’s Remediation Commitments
9.In consultation with the State of Ohio, FirstEnergy shall retain the services of an independent consultant (the “Independent Consultant”) qualified in the areas of ethics and compliance to review and confirm the efficacy of FirstEnergy’s programmatic changes and remediation efforts.
10.FirstEnergy shall set aside $500,000 to fund the compensation and expenses of the Independent Consultant.
11.The Independent Consultant shall have a full nine months from the date of the Independent Consultant’s engagement to conduct its assessment and may determine to extend the engagement up to, but no longer than, three months.
12.Following engagement of the Independent Consultant, to facilitate its review, FirstEnergy shall provide the Independent Consultant: (1) a presentation describing its remediation efforts; (2) documents and information supporting its remediation efforts; (3) access to FirstEnergy’s compliance reports and supporting documentation; and (4) access to the Chief Ethics and Compliance Officer, to whom the Independent Consultant may direct questions and reasonable requests for additional information.
13.At the conclusion of the Independent Consultant’s engagement, the Independent Consultant shall prepare a report for FirstEnergy reflecting the Independent Consultant’s findings. The Independent Consultant shall provide the report directly to FirstEnergy’s Chief Executive Officer. The Chief Executive Officer, Chief Ethics and Compliance Officer, and Chief Legal Officer shall then meet with the Independent Consultant to discuss the report and any recommendations made therein.
14.A copy of the Independent Consultant’s report shall be shared with FirstEnergy’s Board of Directors and, if requested, be made available for inspection by a representative of the Office of the Ohio Attorney General and the Office of the Summit County Prosecutor.
15.After meeting and conferring, in the event FirstEnergy and the Independent Consultant disagree on the implementation of any outstanding recommendations, FirstEnergy shall set forth in writing why the proposed recommendations are not appropriate or unduly burdensome, which shall be shared with FirstEnergy’s Board of Directors.
16.FirstEnergy Corp. will ensure that all contributions made to entities incorporated under 26 U.S.C. § 501(c)(4) (“501(c)(4)” entities) and all payments to entities operating for the benefit of a public official either directly or indirectly (collectively, “Corporate Political Contributions”), are reviewed and approved by a compliance officer trained to ensure such payments comport with Company policy and U.S. and Ohio law. The compliance officer shall have access to FirstEnergy’s Board of Directors as necessary and appropriate to report the amount, beneficiary, and purpose of all such contributions and payments.
17.In a manner consistent with its current policies and procedures as established following the DPA, and for so long as such policies and procedures remain in effect, FirstEnergy shall continue to publicly disclose all Corporate Political Contributions.
IV.The State of Ohio’s Commitments
18.In consideration of FirstEnergy’s promises and obligations set forth in this Agreement:
a)The State of Ohio shall not seek any criminal charges or refer for prosecution any investigation as to FirstEnergy or its subsidiaries relating to the conduct described in the Statement of Facts.
b)Within five business days of FirstEnergy satisfying its obligation to pay the Settlement Amount, the Office of the Ohio Attorney General shall dismiss all claims against FirstEnergy with prejudice in the Lawsuit and forego pursuit of any and all civil claims against FirstEnergy arising out of the conduct set forth in the Statement of Facts, which shall be deemed to have been waived and released.
V.Miscellaneous
19.This Agreement constitutes the entire agreement and understanding of the Parties with respect to the subject matter contained herein. Except as set forth herein, there are no promises, understandings, or agreements between the State of Ohio and FirstEnergy or FirstEnergy’s counsel. No additional agreement, understanding, or condition may be entered into unless in a writing signed by duly authorized representatives of the State of Ohio and FirstEnergy. This Agreement may be modified only in a writing signed by duly authorized representatives of the State of Ohio and FirstEnergy.
20.This Agreement is covered by the laws of Ohio. The Parties agree that exclusive jurisdiction and venue for any dispute arising under the Agreement is in the Court of Common Pleas of Summit County.
21.In the event that any provision of this Agreement is deemed to be invalid or unenforceable, the remaining provisions will remain intact or enforceable as stated, provided that doing so provides the same or similar consideration to the Parties.
22.It is further understood that FirstEnergy and the State of Ohio may disclose the existence of this Agreement to the public in a jointly agreed press release or statement mutually approved by the Parties prior to dissemination. To the extent that FirstEnergy is required by applicable law to disclose the existence of this Agreement, FirstEnergy will provide the State of Ohio with reasonable advance notice of the content of such disclosure to the extent practicable.

23.This Agreement may be executed in counterparts, each of which constitutes an original and all of which constitute one and the same agreement. Fax or electronically submitted signatures are acceptable, binding signatures for purposes of this Agreement.

AGREED AND CONSENTED TO:

/s/ Jonathan D. Blanton                Date: August 12, 2024
Jonathan D. Blanton
First Assistant Attorney General
Office of the Ohio Attorney General

/s/ Carol Hamilton O’Brien                Date: August 9, 2024
Carol Hamilton O’Brien
Deputy Attorney General for Law Enforcement
Office of the Ohio Attorney General

/s/ Elliot Kolkovich                    Date: August 9, 2024
Elliot Kolkovich
Summit County Prosecutor

/s/ Brian X. Tierney                    Date: August 12, 2024
Brian X. Tierney
President and Chief Executive Officer
FirstEnergy Corp.

REVIEWED AND APPROVED:

By: /s/ Robert J. Giuffra, Jr.                Date: August 12, 2024
Robert J. Giuffra, Jr.
Sharon L. Nelles
Kamil R. Shields
Sullivan & Cromwell LLP
Attorneys for FirstEnergy Corp.